SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): September 23, 2002

                               Levi Strauss & Co.
             (Exact name of registrant as specified in its charter)


       DELAWARE                       333-36234                   94-0905160
(State of Incorporation)       (Commission File Number)         (IRS Employer
                                                          Identification Number)

          1155 Battery Street
       San Francisco, California                                    94111
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (415) 501-6000

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Attached  hereto as  Exhibit 99 is a copy of Levi Strauss & Co.'s press
release  dated  September  23,  2002  titled  "Levi  Strauss  &  Co.   Announces
Third-Quarter 2002 Financial Results."

ITEM 7.  EXHIBIT.

99        Press Release dated September 23, 2002.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 23, 2002

                                 LEVI STRAUSS & CO.


                                 By /s/ William B. Chiasson
                                    -----------------------
                                    William B. Chiasson
                                    Title:  Senior Vice President and
                                            Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit Number                   Description
--------------                   -----------

99                  Press Release dated September 23, 2002

                                                                      EXHIBIT 99

    LEVI                            1155 Battery Street, San Francisco, CA 94111
STRAUSS
   & Co.
  NEWS            Investor Contact: Christine Greany, Tidal Communications, Inc.
                                    (203) 866-4401
For Immediate Release
                             Media Contact:  Linda Butler, Levi Strauss & Co.
                                             (415) 501-3317

        LEVI STRAUSS & CO. ANNOUNCES THIRD-QUARTER 2002 FINANCIAL RESULTS

SAN FRANCISCO (September 23, 2002) - Levi Strauss & Co. today announced financial results for the third fiscal quarter ended August 25, 2002. The company's sales trends improved significantly this quarter, reflecting the continuing effectiveness of its business turnaround strategies.

Third-quarter net sales grew 3.5 percent to $1,018 million compared to $984 million in the third quarter of 2001. Had currency rates remained constant at 2001 levels, net sales would have increased approximately 1 percent for the period.

"Our positive third-quarter results are driven primarily by new products and effective retail programs," said chief executive officer Phil Marineau. "We're doing what we said we'd do - significantly improving our sales trends in the back half of the year. Based on strong retail orders and consumer sales, we're encouraged about the fourth quarter. Despite the sluggish economic and retail conditions worldwide, we're on track to stabilize sales by year-end, positioning us for growth in 2003."

"In the United States, our product innovation is resonating with consumers. The new fits and finishes in the revitalized Levi's(R) jeans line are selling strongly, and the Dockers(R) Go Khaki(TM) with Stain Defender(TM) also is doing well," said Marineau. "In Europe, where we've grown five out of the last six quarters, we've taken swift action to become more price competitive in our basic jeans. Our Levi's(R) Girls' business is doing well there, and we've received a very good reception to our new jeanswear finishes. Product innovation, improved retail presentation and marketing programs continue to fuel Asia's growth."

                                     -more-

LS&CO. Q3/Add One
September 23, 2002

Third-quarter gross profit improved to $414 million, or 40.7 percent of sales, which compares to $399 million, or 40.6 percent of sales, in the third quarter of 2001. Included in 2002 gross profit is $4 million of restructuring-related expenses associated with the previously announced closure of manufacturing plants in the United States and Scotland. Excluding restructuring-related expenses, gross profit for the third quarter of 2002 was $418 million, or 41.1 percent of sales. Gross margin is in line with the company's full-year target range of 40-42 percent.

Operating income for the quarter rose 4 percent to $97 million compared to $93 million in the prior-year period. In the third quarter of 2002, the company reversed $16.6 million of restructuring charges taken in earlier periods. Excluding the reversals and restructuring-related expenses, operating income for the third quarter of 2002 declined to $84 million, primarily reflecting higher incentive compensation costs in 2002 versus 2001.

EBITDA, which the company defines as operating income excluding depreciation and amortization, was $115 million, or 11.3 percent of sales. This compares to $112 million, or 11.4 percent of sales, in the third quarter of 2001. Excluding the reversals and restructuring-related expenses, EBITDA for the third quarter of 2002 was $102 million, or 10.0 percent of sales.

Third-quarter net income declined 9 percent to $14 million versus $15 million in the third quarter of 2001. Excluding the reversals and restructuring-related expenses, net income for the third quarter of 2002 was $7 million. Higher incentive compensation costs, a higher effective tax rate and the impact of currency volatility on the company's foreign currency management activities were partially offset by lower interest expense.

As of August 25, 2002, total debt stood at $1.96 billion, which compares to $1.86 billion as of May 26, 2002 and $1.96 billion as of the fiscal year ended November 25, 2001.

                                     -more-

LS&CO. Q3/Add Two
September 23, 2002


"We delivered good results on the top line and solid margins this quarter," said Bill Chiasson, chief financial officer. "During the past twelve months, we've paid down $197 million of debt. As expected, debt levels rose during the third quarter of this year, primarily reflecting our seasonal working capital needs, as well as the deployment of cash flow toward plant closures. As we've noted in the past, we expect the savings from the closures will make us more competitive, allowing us to direct more resources toward the product, marketing and retail initiatives that are driving our turnaround."

Levi Strauss & Co. is one of the world's leading branded apparel companies, marketing its products in more than 100 countries worldwide. The company designs and markets jeans and jeans-related pants, casual and dress pants, shirts, jackets and related accessories for men, women and children under the Levi's(R) and Dockers(R) brands.

The company's third-quarter investor conference call, featuring Phil Marineau, chief executive officer; Bill Chiasson, chief financial officer; and Joe Maurer, treasurer, will be available through a live audio Webcast at www.levistrauss.com on September 23, 2002 at 10 a.m. EDT. A replay is available on the Web site the same day beginning at approximately 1 p.m. EDT and will remain until October 7, 2002. A telephone replay also is available at (706) 645-9291, I.D. #5332953 from approximately 1 p.m. EDT through September 30, 2002.

This news release contains, in addition to historical information, forward-looking statements about sales performance and trends; gross margins and EBITDA margins; new product introductions; marketing and advertising initiatives; the impact of plant closures; and other matters. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements, by their nature, are subject to risks and uncertainties including, without limitation, risks related to the impact of changing domestic and international retail environments; changes in the level of consumer spending or preferences in apparel; dependence on key distribution channels, customers and suppliers; order completion by customers; competitive products; changing fashion trends; our supply chain executional performance; the effectiveness of our promotion and marketing funding programs with retailers; ongoing competitive pressures in the apparel industry; trade restrictions; consumer and customer reactions to new products and retailers; political or financial instability in countries where our products are manufactured; and other risks detailed in our annual report on Form 10-K, registration statements and other filings with the Securities and Exchange Commission. Our actual results might differ materially from historical performance or current expectations. We do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
                                       ###


                                                          LEVI STRAUSS & CO.

                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                                         (Dollars in Thousands)
                                                              (Unaudited)

                                                                           Three Months Ended         Nine Months Ended
                                                                           ------------------         -----------------
                                                                         August 25,   August 26,    August 25,  August 26,
                                                                         ----------   ----------    ----------  ----------
                                                                           2002         2001            2002      2001
                                                                           ----         ----            ----      ----
Net sales...........................................................     $1,017,744   $983,508     $2,876,546  $3,023,828
Cost of goods sold..................................................        603,249    584,279      1,693,923   1,732,170
                                                                         ----------   --------     ----------  ----------
   Gross profit.....................................................        414,495    399,229      1,182,623   1,291,658
Marketing, general and administrative expenses......................        340,390    314,482        958,129     976,706
Other operating (income)............................................         (6,015)    (8,377)       (20,640)    (22,916)
Restructuring charges, net of reversals.............................        (16,565)         -        124,513           -
                                                                         ----------   --------     ----------  ----------
   Operating income (loss)..........................................         96,685     93,124        120,621     337,868
Interest expense....................................................         48,476     55,429        139,009     178,532
Other (income) expense, net.........................................         20,791     13,850         20,613      19,617
                                                                         ----------   --------     ----------  ----------
   Income (loss) before taxes.......................................         27,418     23,845        (39,001)    139,719
Income tax expense (benefit)........................................         13,709      8,822        (19,500)     51,696
                                                                         ----------   --------     ----------  ----------
   Net income (loss)................................................     $   13,709   $ 15,023     $  (19,501) $   88,023
                                                                         ==========   ========     ==========  ==========

   EBITDA margin....................................................           11.3%      11.4%           6.1%       13.2%
                                                                         ==========   ========     ==========  ==========
   Depreciation and amortization expense............................     $   18,029   $ 18,555     $   54,267  $   60,810
                                                                         ==========   ========     ==========  ==========
   Advertising expense..............................................     $   76,394   $ 84,517     $  212,106  $  251,962
                                                                         ==========   ========     ==========  ==========

                                                          NET SALES BY REGION
                                                             (in millions)
                                                              (Unaudited)

                                          Three Months Ended                        Nine Months Ended
                                          ------------------                        -----------------
Net Sales                        August 25,    August 26,     Percent       August 25,   August 26,    Percent
---------                        ----------    ----------     -------       ----------   ----------    -------
                                    2002          2001         Change         2002         2001        Change
                                    ----          ----         ------         ----         ----        ------
Americas                         $  684.0       $ 689.9         (0.9%)     $1,882.0     $2,034.2       (7.5%)
Europe                              254.9         222.5         14.6%         756.9        756.5         0.1%
Asia                                 78.8          71.1         10.9%         237.6        233.1         1.9%
Total Company                    $1,017.7        $983.5          3.5%      $2,876.5     $3,023.8        (4.9%)



                                          Three Months Ended                        Nine Months Ended
                                          ------------------                        -----------------
Net Sales at Prior Year          August 25,    August 26,     Percent       August 25,   August 26,    Percent
Currency Exchange Rate           ----------    ----------     -------       ----------   ----------    -------
-----------------------             2002          2001         Change         2002         2001        Change
                                    ----          ----         ------         ----         ----        ------
                                 (At 2001                                  (At 2001
                                 --------                                  --------
                              Currency Rates)                            Currency Rates)
                              ---------------                            ---------------

Americas                           $690.9       $ 689.9           0.1%      $1,894.0     $2,034.2       (6.9%)
Europe                              227.8         222.5           2.4%         743.4        756.5       (1.7%)
Asia                                 76.2          71.1           7.2%         244.8        233.1        5.0%
Total Company                      $994.9        $983.5           1.2%      $2,882.2     $3,023.8       (4.7%)

                               LEVI STRAUSS & CO.

The following supplemental consolidated statements of income present the effects of excluding restructuring charges and related expenses. The "Restructuring" columns reflect the amounts of the restructuring charges and related expenses. The "As Adjusted" columns reflect consolidated statements of income for the periods in 2002 excluding the effects of the restructuring charges and related expenses.


                                          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                                    FOR THE THREE MONTHS ENDED AUGUST 25, 2002 AND AUGUST 26, 2001
                                                        (Dollars in Thousands)
                                                              (Unaudited)

                                                                      As                            As             As
                                                                   Reported    Restructuring    Adjusted       Reported
                                                                   --------    -------------    --------       --------
                                                                  August 25,     August 25,     August 25,     August 26,
                                                                  ----------     ----------     ----------     ----------
                                                                     2002          2002           2002            2001
                                                                     ----          ----           ----            ----
Net sales....................................................     $1,017,744      $      -     $1,017,744       $983,508
Cost of goods sold...........................................        603,249        (3,767)       599,482        584,279
                                                                  ----------      --------     ----------       --------
   Gross profit..............................................        414,495         3,767        418,262        399,229
Marketing, general and administrative expenses...............        340,390             -        340,390        314,482
Other operating (income).....................................        (6,015)             -         (6,015)        (8,377)
Restructuring charges, net of reversals......................       (16,565)        16,565              -              -
                                                                  ----------      --------     ----------       --------
   Operating income (loss)...................................        96,685        (12,798)        83,887         93,124
Interest expense.............................................        48,476              -         48,476         55,429
Other (income) expense, net..................................        20,791              -         20,791         13,850
                                                                  ----------      --------     ----------       --------
   Income (loss) before taxes................................        27,418        (12,798)        14,620         23,845
Income tax expense (benefit).................................        13,709         (6,399)         7,310          8,822
                                                                  ----------      --------     ----------       --------
   Net income (loss).........................................     $  13,709       $ (6,399)    $    7,310       $ 15,023
                                                                  =========       ========     ==========       ========
    EBITDA margin............................................          11.3%                         10.0%         11.4%
                                                                  =========                    ==========       ========


                                          SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS
                                     FOR THE NINE MONTHS ENDED AUGUST 25, 2002 AND AUGUST 26, 2001
                                                        (Dollars in Thousands)
                                                              (Unaudited)

                                                                      As                            As             As
                                                                   Reported    Restructuring    Adjusted       Reported
                                                                   --------    -------------    --------       --------
                                                                  August 25,     August 25,     August 25,     August 26,
                                                                  ----------     ----------     ----------     ----------
                                                                     2002          2002           2002            2001
                                                                     ----          ----           ----            ----
Net sales....................................................     $2,876,546      $      -     $2,876,546     $3,023,828
Cost of goods sold...........................................      1,693,923       (33,866)     1,660,057      1,732,170
                                                                  ----------      --------     ----------     ----------
   Gross profit..............................................      1,182,623        33,866      1,216,489      1,291,658
Marketing, general and administrative expenses...............        958,129             -        958,129        976,706
Other operating (income).....................................        (20,640)            -        (20,640)       (22,916)
Restructuring charges, net of reversals......................        124,513      (124,513)             -              -
                                                                  ----------      --------     ----------     ----------
   Operating income..........................................        120,621       158,379        279,000        337,868
Interest expense.............................................        139,009             -        139,009        178,532
Other (income) expense, net..................................         20,613             -         20,613         19,617
                                                                  ----------      --------     ----------     ----------
   Income (loss) before taxes................................        (39,001)      158,379        119,378        139,719
Income tax expense (benefit).................................        (19,500)       79,189         59,689         51,696
                                                                  ----------      --------     ----------     ----------
   Net income (loss).........................................     $  (19,501)     $ 79,190     $   59,689     $   88,023
                                                                  ==========      =========    ==========     ==========
    EBITDA margin............................................            6.1%                        11.6%          13.2%
                                                                  ==========                   ==========     ==========


                                                          LEVI STRAUSS & CO.

                                                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                                        (Dollars in Thousands)

                                                                                         August 25,    November 25,
                                                                                         ----------    ------------
                                                                                            2002           2001
                                                                                            ----           ----
                                                                                         (Unaudited)
ASSETS
------

Cash and cash equivalents...........................................................     $   62,258    $  102,831
Trade receivables, net..............................................................        593,546       621,224
Total inventories ..................................................................        728,030       610,177
Property, plant and equipment, net. ................................................        472,213       514,711
Other assets .......................................................................      1,164,084     1,134,543
                                                                                         ----------    ----------
                  Total Assets......................................................     $3,020,131    $2,983,486
                                                                                         ==========    ==========

LIABILITIES AND STOCKHOLDERS' DEFICIT
-------------------------------------

Current maturities of long-term debt and short-term borrowings......................     $  165,134    $  162,944
Accounts payable....................................................................        178,546       234,199
Restructuring reserves..............................................................         98,087        45,220
Other current liabilities...........................................................        743,937       540,823
                                                                                         ----------    ----------
       Total current liabilities....................................................      1,185,704       983,186
Long-term debt, less current maturities.............................................      1,795,995     1,795,489
Long-term employee related benefits.................................................        381,345       384,751
Postretirement medical benefits.....................................................        542,072       544,476
Other long-term liabilities.........................................................         69,729       211,527
                                                                                         ----------    ----------
                  Total liabilities.................................................      3,974,845     3,919,429
                                                                                         ----------    ----------
                  Total stockholders' deficit.......................................       (954,714)     (935,943)
                                                                                         ----------    ----------
                  Total Liabilities and Stockholders' Deficit.......................     $3,020,131    $2,983,486
                                                                                         ==========    ==========